EXHIBIT 99.1

PRESS RELEASE

         Charleston, West Virginia, July 8, 2008. Jacobs Financial Group, Inc. (OTC Bulletin Board: JFGI), today announced that it has completed the previously announced current interim financing totaling $1,000,000. The financing enabled the corporation to contribute $500,000 to its wholly owned subsidiary, First Surety Corporation (FSC), a domestic surety in West Virginia with inactive licenses in Ohio and Indiana, in anticipation of FSC's filing its application with the Insurance Commissioner of the State of Ohio to reactivate its insurance license in Ohio and obtain authority to issue surety bonds in that state.

         John M. Jacobs, President of Jacobs Financial Group, said today, "Our business plan is directed to servicing the financial assurance needs of our clients, who are principally coal companies that require reclamation surety bonds as a condition of their mining operations. Our conservative but sensible approach to underwriting is based on a depth of experience in coal that is unmatched by any other surety company and enables us to provide bonding programs for our clients tailored for particular mining plans and sites, rather than imposing terms with a "one size fits all" approach. We are excited about the prospect of this first step in moving beyond the boundaries of West Virginia to service the needs of the coal industry."